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                                                                   Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-50764 and 333-58412 each on Form S-8 and Registration Statement No. 333-41886 on Form S-2 of our report dated February 22, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph as to a going concern uncertainty), appearing in this Annual Report on Form 10-KSB of MangoSoft, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 29, 2002